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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Tele-Communications, Inc.:

  We consent to the incorporation by reference in Amendment No. 1 to the registration statement on Form S-3, No. 333-70999, of Tele-Communications, Inc. of our reports, dated March 20, 1998, except for note 19 which is as of January 6, 1999, relating to the consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, and all related financial statement schedules, which reports appear in the December 31, 1997 Annual Report on Form 10-K, as amended by Form 10K/A (Amendment No. 2), of Tele-Communications, Inc., and to the reference to our firm under the heading "Experts" in the registration statement. Our reports refer to a restatement of the consolidated financial statements and the related financial statement schedules as of December 31, 1997 and for the year then ended.

                                          /s/ KPMG LLP
                                          KPMG LLP

Denver, Colorado

February 8, 1999